UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2021

Tabula Rasa HealthCare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100

Moorestown, New Jersey 08057

(Address of Principal Executive Offices, and Zip Code)

(866) 648-2767

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	TRHC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2021, Tabula Rasa HealthCare, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing the appointment of Brian W. Adams as Co-President of the Company effective as of November 8, 2021 (the “Appointment”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original 8-K (this “Amendment No. 1”) to provide information regarding material changes to Mr. Adams’ compensation arrangements as a result of the Appointment (the “Compensation Changes”), which arrangements had not been determined at the time of the filing of the Original 8-K. The Compensation Changes, as described below, were approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors on December 14, 2021 and will be retroactively effective to the date of the Appointment.

In connection with the Appointment, Mr. Adams’ annual base salary was increased from $400,000 to $450,000 and his target bonus under the Company’s Annual Incentive Plan was increased from 60% to 75% of his annual base salary, which target amount increase will be pro-rated for the remainder of 2021. Additionally, in the first quarter of 2022, consistent with prior years, Mr. Adams will be eligible to receive an equity award, the value of which shall be determined by the Committee in connection with the annual management equity grants based on his new role as Co-President.

The Committee also approved certain changes to Exhibit A of Mr. Adams’ existing Change-in-Control and Severance Agreement, dated as of January 1, 2018 (the “CIC Agreement”). Specifically, in addition to reflecting the above noted Compensation Changes, in connection with the Appointment, Mr. Adams’ Term of Severance, Change in Control Severance Term, and COBRA Length of Coverage Payment (each as defined in the CIC Agreement) were each increased from eighteen months to twenty-four months, which align with the terms of the other Co-President’s Change-in-Control and Severance Agreement.

The foregoing description of the CIC Agreement and Exhibit A thereto is qualified by reference to the full text of the CIC Agreement, including the exhibits thereto, a copy of which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

Except as expressly set forth herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements the Original 8-K and should be read in conjunction with the Original 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: December 17, 2021